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                                                                   Exhibit 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 1999 relating to the financial statements and financial statement schedules, which appears in MicroStrategy Incorporated's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us in the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


February 24, 2000
McLean, Virginia